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                                                                    EXHIBIT 23.2


         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS



The Registrant was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference its report dated March 11, 2002. See Item 3.